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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  Harmony Holdings, Inc.
  Los Angeles, California


  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 16, 1996, relating to the consolidated financial statements and schedule of Harmony Holdings, Inc., which is contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                      BDO SEIDMAN, LLP


  Los Angeles, CA
  October 29, 1996